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                                                                Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Sotheby's Holdings, Inc. and subsidiaries on Form S-3 of our report dated February 27, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sotheby's Holdings, Inc. and subsidiaries for the year ended December 31, 1997 and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York




June 3, 1998